                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported) January 15, 1998
                                                 ----------------



                         SIERRA PACIFIC POWER COMPANY
                         ----------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





             NEVADA                                          0-508                         88-0044418
-------------------------------------               ------------------------        ---------------------------
  (State or other jurisdiction of                         (Commission                    (I.R.S. Employer
  incorporation or organization)                          File Number)                   Identification No.)


P.O. Box 10100 (6100 Neil Road), Reno Nevada                                                 89520-0400
--------------------------------------------                                        ---------------------------
  (Address of principal executive offices)                                                   (Zip Code)


Registrant's telephone number, including area code:  (702) 689-5400
                                                     --------------


                                     None
--------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. OTHER EVENTS
--------------------

Press Release Dated January 15, 1998

Malyn K. Malquist today was named President and CEO of Sierra Pacific Resources and Sierra Pacific Power Co. He replaces Walter M. Higgins, who is leaving to accept the position of CEO and President of AGL Resources, Inc., the parent company of Atlanta Gas Light Company. In addition, Malquist was named a director of Sierra Pacific Resources and Sierra Pacific Power Co.

Malquist is a 20-year veteran of the electric utility business and joined Sierra Pacific in 1994 as a senior vice president and chief financial officer. In August 1996, he was appointed to senior vice president and principal operations officer for Sierra Pacific. Prior to joining Sierra, Malquist was vice president of finance and treasurer at San Diego Gas & Electric.

The Resources Board expressed its appreciation to Higgins for assembling a very solid and forward-looking executive team and in formulating the company's vision, long-term strategy, and short-term business plans. In naming Malquist as President and CEO, the board expressed great confidence in the depth of the company's present management, as well as in the corporate vision and long and short term plans that are already in place. The board expressed support for the current executive team and all of Sierra's employees as they continue to implement these plans for a smooth and successful transition into the competitive utility environment.






                                     SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           SIERRA PACIFIC POWER COMPANY

Date:  January 16, 1998                    By:  /s/  Mark A. Ruelle
       ----------------                        ----------------------------
                                                     Mark A. Ruelle
                                                   Senior Vice President,
                                           Chief Financial Officer and Treasurer